UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 17, 2007

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Sale of Exchangeable Preferred Stock

On July 17, 2007, Inspire Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Warburg Pincus Private Equity IX, L.P. (“Warburg”) pursuant to which the Company agreed to issue and sell 140,186 shares of its Series A Exchangeable Preferred Stock, par value $0.001 per share (the “Exchangeable Preferred Stock”), to Warburg at a price per share of $535.00, for aggregate proceeds of $74,999,510 (the “Transaction”). The purchase price was based on a $5.35 per share value for the Company’s common stock, par value $0.001 per share (the “Common Stock”). On July 20, 2007, the Company and Warburg closed the Transaction.

The Exchangeable Preferred Stock is exchangeable for shares of Common Stock, initially at a ratio of 1:100. The Exchangeable Preferred Stock is non-voting stock, except as otherwise required by Delaware law and subject to the right of its holders to consent to any amendment of certain of its terms and to the Company’s issuance of any series of capital stock or convertible debt that has preference or priority over or on par with the Exchangeable Preferred Stock. The Exchangeable Preferred Stock ranks senior to each other class of the Company’s equity securities with respect to dividend rights and rights upon liquidation, winding up or dissolution.

Pursuant to the Securities Purchase Agreement, Warburg has the right to designate one member for election to the Company’s Board of Directors for so long as Warburg owns (i) at least 50% of the number of shares of Exchangeable Preferred Stock purchased by Warburg at the closing or (ii) in the event the exchange of the Exchangeable Preferred Stock for the Common Stock occurs, at least either 10% of the Common Stock or a number of shares of Common Stock equal to 50% of the Common Stock acquired pursuant to the exchange. Subject to applicable law and rules and regulations of the U.S. Securities and Exchange Commission and The Nasdaq Stock Market, the Company is obligated to nominate and use its reasonable best efforts to cause the designated director to be elected to the Company’s Board of Directors and, at Warburg’s request, will cause the designated director to be a member of each principal committee of the Board of Directors.

The Securities Purchase Agreement also provides that Warburg will have subscription rights in respect of any future issuance by the Company of its equity securities (subject to certain exceptions set forth in the Securities Purchase Agreement) for so long as Warburg owns at least 10% of the Company’s outstanding Common Stock or shares of Exchangeable Preferred Stock exchangeable for at least 10% of the Company’s outstanding Common Stock.

In the Securities Purchase Agreement, the Company agreed to reimburse Warburg for its reasonable costs and expenses incurred in connection with the Transaction.

Terms of the Exchangeable Preferred Stock

The rights, preferences and privileges of the Exchangeable Preferred Stock are set forth in the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Inspire Pharmaceuticals, Inc. filed by the Company with the Secretary of State of the State of Delaware on July 19, 2007.

Upon the later to occur of (i) the approval by the holders of the Common Stock of the exchange of the Exchangeable Preferred Stock into Common Stock (“Stockholder Approval”) as required by the applicable rules of The Nasdaq Stock Market and (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), each share of Exchangeable Preferred Stock will be automatically exchanged for shares of Common Stock. Each outstanding share of Exchangeable Preferred Stock will automatically be exchanged for such number of shares of Common Stock determined by dividing (i) $535.00 by (ii) the exchange price of the Exchangeable Preferred Stock then in effect. The initial exchange price of the Exchangeable Preferred Stock shall be $5.35 per share, resulting in an initial exchange rate of 100 shares of Common Stock for each share of Exchangeable Preferred Stock. The exchange price is subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate action having the similar effect with respect to the Common Stock. Upon any such exchange, all accrued but unpaid dividends (whether or not declared) on the Exchangeable Preferred Stock, if any, shall be paid in shares of Common Stock. If Stockholder Approval of the exchange is not obtained on or prior to July 20, 2008, the holders of the Exchangeable Preferred Stock will have no obligation and the Company will not have the option to exchange the Exchangeable Preferred Stock for Common Stock, in which case the Exchangeable Preferred Stock shall remain outstanding pursuant to its terms until Stockholder Approval is obtained. Under the Securities Purchase Agreement, the Company has agreed to use its reasonable best efforts to convene a meeting of its stockholders to approve the exchange of the Exchangeable Preferred Stock. The Company shall be deemed to have used its reasonable best efforts if the Company convenes such stockholder meeting before December 31, 2007.

If Stockholder Approval has been obtained prior to July 20, 2008 and prior to the expiration or termination of any waiting period under the HSR Act (the “HSR Approval”), then a portion of the then outstanding shares of Exchangeable Preferred Stock will be automatically exchanged for shares of Common Stock upon receipt of the Stockholder Approval; provided, however, that the number of shares of Exchangeable Preferred Stock to be exchanged will not have a value in excess of the lowest notification threshold then in effect under the HSR Act and the rules and regulations promulgated thereunder. The shares of Exchangeable Preferred Stock which remain outstanding after giving effect to the exchange of a portion of the shares of Exchangeable Preferred Stock into shares of Common Stock (the “Remaining Shares”) will remain outstanding pursuant to their terms. The Remaining Shares will be automatically converted into shares of Common Stock upon the receipt of the HSR Approval or if, as of any such date, the exchange does not require HSR Approval or is not otherwise prohibited by the provisions of the HSR Act, including, but not limited to, in the event of a transfer by a holder of Exchangeable Preferred Stock to any other person, whether or not such person is an affiliate of the holder, the result of which is that the exchange of such shares would not violate the HSR Act. The Remaining Shares will not be entitled to receive dividends, will not be redeemable at the option of the holder and will not have the right to consent to the Company’s issuance of any series of capital stock or convertible debt that has preference or priority over or on par with the Exchangeable Preferred Stock.

Dividends on the Exchangeable Preferred Stock will be cumulative starting on July 20, 2008 and will accrue at an annual rate of 10% of the purchase price per share, compounded quarterly beginning with amounts accrued for the quarter ended September 30, 2008. Dividends will be payable until all or a portion of the Exchangeable Preferred Stock is exchanged for Common Stock or until the Exchangeable Preferred Stock is redeemed by the Company upon a liquidation, dissolution or change in control or is otherwise acquired by the Company. To the extent that it may lawfully do so, the Company is required to pay dividends in cash. In the event that the Company may not lawfully pay such dividends in cash, then such dividends will be cumulative and continue to accrue or, upon the affirmative vote of the holders of a majority of the shares of Exchangeable Preferred Stock then outstanding, the dividends will be paid in additional shares of Exchangeable Preferred Stock. In the event that the Company fails for any reason to pay dividends on the Exchangeable Preferred Stock when it lawfully permitted to do so or fails to redeem all shares of the Exchangeable Preferred Stock within 30 days after receipt of a redemption demand notice, the dividend rate on the Exchangeable Preferred Stock will be increased to 20% per annum. The terms of the Exchangeable Preferred Stock shall not in any way interfere with the operation of the Rights Agreement, dated as of October 21, 2002, by and between the Company and Computershare Trust Company, N.A., as may be amended from time to time.

For so long as no shares of Exchangeable Preferred Stock have been exchanged for shares of Common Stock, the Company may not, without the prior consent of the holders of a majority of the outstanding shares of Exchangeable Preferred Stock, pay any dividend upon the Common Stock, the Company’s Series H Preferred Stock or the shares of any other class or series of equity securities of the Company (“Junior Stock”), whether in cash or other property (other than shares of Junior Stock), or purchase, redeem or otherwise acquire any Junior Stock. In addition, if the Company does declare, set aside for or pay any dividends or make any distributions on shares of Junior Stock, the holders of the Exchangeable Preferred Stock then outstanding will be entitled to simultaneously receive such dividend or distribution on a pro rata basis as if the shares of Exchangeable Preferred Stock then outstanding had been exchanged into the greatest number of shares of Common Stock into which such shares of Exchangeable Preferred Stock could be exchanged.

If the Exchangeable Preferred Stock remains outstanding on the fourth anniversary of the closing, both the Company and the holders of the outstanding Exchangeable Preferred Stock will have the right to cause the redemption of such stock, under certain circumstances, for cash in a per share amount equal to the greater of: (i) the sum of the purchase price per share for the Exchangeable Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared) through the date of such redemption and (ii) an amount equal to the average of the closing prices for the Common Stock on the Nasdaq Global Market for the 20 trading days immediately preceding the date which the Company or the holders of the outstanding Exchangeable Preferred Stock exercise such right multiplied by the then current exchange rate for the Exchangeable Preferred Stock (the “Redemption Price”); provided, however that to the extent Stockholder Approval is obtained but the HSR Approval is not obtained, the holders of the Remaining Shares will not be entitled to cause the redemption of the Remaining Shares. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Exchangeable Preferred Stock will also be entitled to receive the Redemption Price per share of Exchangeable Preferred Stock.

If the Company consummates a “change in control,” as defined in the Certificate of Designations, holders of the Exchangeable Preferred Stock will have the right to receive the greater of: (A) (i) the sum of $535.00 per share of Exchangeable Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared) through the date of such change in control or (ii) the consideration per share of Common Stock received by the holders thereof in a change in control multiplied by the then current Exchange Rate and (B) the consideration per share of Common Stock received by the holders thereof in a change in control. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Exchangeable Preferred Stock will have no right or claim to any of the Company’s remaining assets.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement dated July 20, 2007 between the Company and Warburg entered into in connection with the Transaction, certain holders of the Exchangeable Preferred Stock are entitled to registration rights with respect to the shares of Common Stock, if any, issued upon exchange of the Exchangeable Preferred Stock. The Company has agreed to use its best efforts to file a registration statement to register the shares of Common Stock into which such holders’ shares of Exchangeable Preferred Stock may be exchanged no later than 30 days after the exchange of the Exchangeable Preferred Stock into Common Stock. Upon the request of certain holders of Common Stock issued in exchange for shares of Exchangeable Preferred Stock to register their shares of Common Stock with an anticipated offering price of $20 million or more, the Company will be required to use reasonable efforts to sell some or all of such holders’ shares of Common Stock in a firm commitment underwritten public offering. If the Exchangeable Preferred Stock has not been exchanged for Common Stock prior to July 20, 2008, the Company has agreed to file a registration statement to register the shares of Exchangeable Preferred Stock. The Company has agreed to pay substantially all of the costs and expenses related to the filing of the registration statements and any underwritten public offering required under the Registration Rights Agreement.

Standstill Agreement

In connection with the Transaction, on July 20, 2007, Warburg, certain of Warburg’s affiliates and the Company entered into a Standstill Agreement. Under the Standstill Agreement, Warburg and certain of its affiliates agreed, on behalf of themselves and their controlled affiliates (as defined in the Standstill Agreement), for three years not to increase their Common Stock holdings beyond the lesser of: (x) 32.5% of the Company’s voting securities on a fully diluted basis and (y) 34.9% of the then outstanding voting securities of the Company plus the outstanding Exchangeable Preferred Stock on an as exchanged to Common Stock basis. The Company also agreed to waive Warburg’s acquisition of the Exchangeable Preferred Stock from the provisions of Section 203 of the Delaware General Corporation Law.

First Amendment to Rights Agreement

In October 2002, the Company entered into a Rights Agreement with Computershare Trust Company, N.A. (“Computershare”), the Company’s transfer agent. In connection with the Transaction, the Company and Computershare entered into a First Amendment to Rights Agreement dated July 17, 2007. The First Amendment to Rights Agreement provides that Warburg and its affiliates will be exempt from the definition of an “Acquiring Person” under the Rights Agreement, unless Warburg or certain of its affiliates becomes the beneficial owner of the lesser of: (x) 32.5% of the Company’s voting securities on a fully diluted basis and (y) 34.9% of the then outstanding voting securities of the Company plus the outstanding Exchangeable Preferred Stock on an as exchanged to Common Stock basis. Pursuant to the Standstill Agreement discussed above, the Company has agreed under certain circumstances not to amend the Rights Agreement in a manner that would cause Warburg and its affiliates to not be exempt from the definition of an Acquiring Person under the Rights Agreement as contemplated by the amendment discussed above.

The foregoing is a summary of the terms of the Securities Purchase Agreement, the Registration Rights Agreement, the Standstill Agreement, the First Amendment to Rights Agreement, as well as the terms of the Exchangeable Preferred Stock under the Certificate of Designations. As a summary, it does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Registration Rights Agreement, the Standstill Agreement, the First Amendment to Rights Agreement and the Certificate of Designations, copies of which are attached hereto as Exhibits 10.1, 4.1, 10.2, 4.2 and 4.3, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On July 20, 2007, pursuant to the terms of the Securities Purchase Agreement, the Company sold 140,186 shares of the Company’s Exchangeable Preferred Stock to Warburg at a price per share of $535.00, for aggregate proceeds of $74,999,510. The Transaction constituted a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Regulation D promulgated under the Securities Act. For more information about the Transaction and the terms of the Exchangeable Preferred Stock, see the information set forth under Items 1.01 and Item 5.03 , which is incorporated herein by reference in its entirety.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth in Items 1.01 and 5.03 hereof is incorporated by reference into this Item 3.03 in its entirety.

Item 5.01	Changes in Control of Registrant.

As further described in Item 1.01 above, on July 20, 2007, Warburg purchased 140,186 shares of the Company’s Exchangeable Preferred Stock. Upon receipt of Stockholder Approval and the HSR approval, the Exchangeable Preferred Stock will be automatically exchanged into

Common Stock initially at an exchange rate of 100 shares of Common Stock for each share of Exchangeable Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate action) resulting in Warburg owning approximately 24.8% of the Company’s outstanding Common Stock (based on the number of shares of Common Stock currently outstanding, including the Exchangeable Preferred Stock on an as exchanged into Common Stock basis). Under Nasdaq’s published interpretations of the rules of The Nasdaq Stock Market, the exchange of the Exchangeable Preferred Stock into Common Stock could be deemed to be a change in control of the Company, as Warburg will hold more than 20% of the outstanding voting securities of the Company following the exchange. For more information about Warburg’s purchase of the Exchangeable Preferred Stock and the terms of the Exchangeable Preferred Stock, see the information set forth under Items 1.01 and Item 5.03, which is incorporated herein by reference in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the sale of shares of Exchangeable Preferred Stock to Warburg pursuant to the Securities Purchase Agreement on July 20, 2007, the Board of Directors of the Company elected Jonathan S. Leff as a director of the Company and appointed Mr. Leff as a member of the Corporate Governance Committee of the Board of Directors. Mr. Leff was designated for election by Warburg pursuant to its right to nominate one director for election to the Board of Directors under the terms of the Securities Purchase Agreement, as described in Item 1.01 above. Mr. Leff is a Managing Director of Warburg Pincus. Mr. Leff is also a director of Allos Therapeutics, Inc., Altus Pharmaceuticals, Inc., InterMune, Inc., Neurogen Corporation, Sunesis Pharmaceuticals, Inc. and ZymoGenetics, Inc. Pursuant to the Inspire Pharmaceuticals, Inc. Amended and Restated Director Compensation Policy, dated March 29, 2007, the Company’s Board of Directors granted a nonqualified stock option to purchase 50,000 shares of Common Stock to Mr. Leff which will vest over a three-year period commencing on the date of grant as follows: 20,000 shares in year one (5,000 shares per quarter), 15,000 shares in year two (25% of such 15,000 shares per quarter) and 15,000 shares in year three (25% of such 15,000 shares per quarter).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of July 19, 2007, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Inspire Pharmaceuticals, Inc. The Board of Directors authorized the filing of this certificate on July 12, 2007 pursuant to the reservation and designation of 250,000 shares of the Company’s preferred stock as Series A Exchangeable Preferred Stock in connection with the Transaction. See “Terms of the Exchangeable Preferred Stock” set forth under Item 1.01 above for a description of the rights, preferences and privileges of the Exchangeable Preferred Stock, which is incorporated herein by reference. The description of the Certificate of Designation is a summary only and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Also effective as of July 19, 2007, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Designations for the Company’s Series H Preferred Stock, par value $0.001 per share, which is integrated into the Company’s Amended and Restated Certificate of Incorporation, to increase the number of authorized shares of the Series H Preferred Stock from 60,000 to 100,000, to provide for the orderly continuation of the Right Agreement. This amendment was required due to the Company’s June 2006 increase in the number of shares of its authorized Common Stock from 60 million to 100 million. No shares of Series H Preferred Stock are issued and outstanding. The description of the Amendment to the Certificate of Designation of the Series H Preferred Stock is a summary only and is qualified in its entirety by reference to the full text of the Amendment to the Certificate of Designation of the Series H Preferred Stock, a copy of which is attached hereto as Exhibit 4.4 and incorporated herein by reference.

Item 8.01	Other Events.

On July 18, 2007, the Company issued a press release, attached hereto as Exhibit 99.1 and made part of this report, announcing the Transaction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description
4.1	Registration Rights Agreement, dated July 20, 2007, by and between Inspire Pharmaceuticals, Inc. and Warburg Pincus Private Equity IX, L.P.

4.2	First Amendment to Rights Agreement, dated July 17, 2007, by and between Inspire Pharmaceuticals, Inc. and Computershare Trust Company.

4.3	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Inspire Pharmaceuticals, Inc.

4.4	Certificate of Amendment to Certificate of Designations of Series H Preferred Stock of Inspire Pharmaceuticals, Inc.

10.1	Securities Purchase Agreement, dated July 17, 2007, by and between Inspire Pharmaceuticals, Inc. and Warburg Pincus Private Equity IX, L.P.

10.2	Standstill Agreement, dated July 20, 2007, among Inspire Pharmaceuticals, Inc., Warburg Pincus Private Equity IX, L.P., Warburg Pincus IX, LLC, Warburg Pincus Partners, LLC and Warburg Pincus & Co.

99.1	Press Release, dated July 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2007

Inspire Pharmaceuticals, Inc.

By:	/s/ Joseph Spagnardi
Name:	Joseph Spagnardi
Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

4.1	Registration Rights Agreement, dated July 20, 2007, by and between Inspire Pharmaceuticals, Inc. and Warburg Pincus Private Equity IX, L.P.

4.2	First Amendment to Rights Agreement, dated July 17, 2007, by and between Inspire Pharmaceuticals, Inc. and Computershare Trust Company.

4.3	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Inspire Pharmaceuticals, Inc.

4.4	Certificate of Amendment to Certificate of Designations of Series H Preferred Stock of Inspire Pharmaceuticals, Inc.

10.1	Securities Purchase Agreement, dated July 17, 2007, by and between Inspire Pharmaceuticals, Inc. and Warburg Pincus Private Equity IX, L.P.

10.2	Standstill Agreement, dated July 20, 2007, among Inspire Pharmaceuticals, Inc., Warburg Pincus Private Equity IX, L.P., Warburg Pincus IX, LLC, Warburg Pincus Partners, LLC and Warburg Pincus & Co.

99.1	Press Release, dated July 18, 2007.